UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report:
November 25, 2009

Frontier Financial Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	000-15540 (Commission File Number)	91-1223535 (I.R.S. Employer Identification No.)
332 S.W. Everett Mall Way P.O. Box 2215 Everett, Washington (Address of principal executive offices)	98204 (Zip Code)
Registrant’s telephone number, including area code: (425) 514-0700

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, Frontier Financial Corporation received a notice from the The NASDAQ Stock Market on September 15, 2009, stating that the minimum bid price of the Corporation’s common stock was below $1.00 per share for thirty consecutive business days and that the Corporation was therefore not in compliance with the minimum bid price requirement for continued listing set forth in Marketplace Rule 5450.

On November 24, 2009, the Corporation issued a press release announcing that, its Board of Directors has authorized a reverse stock split of its common stock at a ratio of one-for-ten. As a result of the reverse stock split, each ten shares of the Corporation’s common stock that are issued and outstanding at the Effective Time will be automatically combined into one share, with fractional shares rounded up to one share.

The reverse stock split is expected to enable the Corporation to regain compliance with NASDAQ Marketplace Rule 5450 and keep the Corporation’s common stock listed on NASDAQ. The reverse stock split, which does not require the vote or approval of the Corporation’s shareholders, pursuant to Washington state corporate law, will take effect upon filing of the articles of amendment with the Secretary of State of the State of Washington at 5:00 p.m. (Pacific time) on November 24, 2009 (the “Effective Time”). Trading of the Corporation’s common stock on the NASDAQ Global Market will continue, on a reverse stock split-adjusted basis, with the opening of the markets on November 25, 2009.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. Our Board of Directors believes that increasing the per share trading price of our common stock will help ensure the price is increased above, and remains above, the $1.00 bid price required by the NASDAQ listing standard. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock.  As a result, there can be no assurance that the reverse stock split will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split, that the market price of our common stock will not decrease in the future, or that we will otherwise be able to comply with applicable listing requirements.  Moreover, some investors may view the reverse stock split negatively since it reduces the number of shares of common stock available in the public market.

For the purpose of identifying a recent reverse stock split, the Corporation’s trading symbol will be temporarily changed from “FTBK” to “FTBKD” for a period of twenty trading days beginning November 25, 2009. The Corporation’s trading symbol is expected to revert to FTBK on December 24, 2009.

Copies of the Corporation’s press release and information statement to its shareholders are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 99.1	Press Release dated November 24, 2009.
Exhibit 99.2	Information Statement.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This report contains “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements describe management’s expectations regarding future events and developments such as the fair market value of Frontier’s investment portfolio. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “should,” “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risks and uncertainties that may cause actual results to differ materially. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. In addition to discussions about risks and uncertainties set forth from time to time in the Corporation’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) the extent and duration of continued economic and market disruptions and governmental actions to address these disruptions; (2) the risk of new and changing legislation, regulation and/or regulatory actions; (3) pending litigation; (4) local and national general and economic conditions; (5) changes in interest rates; (6) reductions in loan demand or deposit levels; and (7) changes in loan collectibility, defaults and charge-off rates. Frontier Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRONTIER FINANCIAL CORPORATION
(Registrant)
November 25, 2009	/s/ Patrick M. Fahey
(Date)	Patrick M. Fahey Chief Executive Officer

Exhibit Index

99.1	Press Release dated November 24, 2009.
99.2	Information Statement.